                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1999 Long-Term Incentive Compensation Plan of ClinTrials Research Inc. of our report dated February 1, 1999, with respect to the consolidated financial statements and schedule of ClinTrials Research Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                               /s/ Ernst & Young LLP

Nashville, Tennessee
December 10, 1999